Exhibit 10.4

EXECUTION COPY

PURCHASE AGREEMENT

As of March 18, 2005

Merrill Lynch International

Merrill Lynch Financial Centre

2 King Edward Street

London, England EClA 1HQ

Dear Sirs:

Duke Energy Corporation, North Carolina corporation (the “Company”), subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, confirms its agreement with Merrill Lynch International (“Merrill Lynch”) to purchase from Merrill Lynch thirty million (30,000,000) shares (the “Initial Shares”) of common stock of the Company, no par value (the “Common Stock”), at a per share price equal to (i) the closing price (the “Initial Price”) of the Common Stock on March 18, 2005, as agreed to by the parties (subject to adjustment as provided herein) or on such other date and at such other time as the parties may mutually agree (the “Execution Date”). Prior to the close of business on the third Trading Day (as hereinafter defined) immediately following the Execution Date (the “Settlement Date”), (A) the Company will pay for the Initial Shares by delivering an amount equal to the Aggregate Purchase Price (as hereinafter defined) plus the Aggregate Commissions (as hereinafter defined) plus the Structure Fee (as hereinafter defined) by wire transfer of immediately available funds to an account designated by Merrill Lynch and (B) Merrill Lynch will authorize The Depository Trust Company to deliver to an account at a participant of The Depository Trust Company the Initial Shares for the benefit of the Company. The parties understand and agree that the delivery of the Initial Shares by or on behalf of Merrill Lynch upon the payment of the Aggregate

Purchase Price, the Aggregate Commissions and the Structure Fee by the Company is irrevocable and that as of the Settlement Date the Company shall be the sole beneficial owner of the Initial Shares for all purposes.

The purchases of shares of Common Stock anticipated by this Agreement shall be pursuant to the requirements of and in conformity with the provisions of Rule 10b5-1 under the Exchange Act (as hereinafter defined), and a plan established by the Company as permitted by Rule 10b5-1 (the “Plan”) described in Annex D hereto.

Section 1. Purchase Price Adjustment.

(a) On the Execution Date and contemporaneously with the execution of this Agreement, each of the Acceleration Fee, the Aggregate Commissions, the Aggregate Purchase Price, the Cap Amount, the Daily Share Purchase Amount, the Execution Date, the Initial Price, the Maturity Date, the Spread and the Structure Fee (each as previously or hereinafter defined) shall be determined and set forth on the Purchase Agreement Pricing Supplement attached as Annex A hereto.

(b) For each Trading Day, commencing on the Trading Day immediately following the Settlement Date, the Calculation Agent (as hereinafter defined) shall determine the following amounts, as applicable:

(i) The Purchase Price Adjustment (as hereinafter defined) owed to Merrill Lynch by the Company on the Excess Daily Value (as hereinafter defined), if any, for each prior Trading Day;

(ii) The Purchase Price Adjustment owed to the Company by Merrill Lynch on the Deficit Daily Value (as hereinafter defined), if any, for each prior Trading Day;

(iii) The Daily Rebate Value (as hereinafter defined) owed to the Company by Merrill Lynch on a Daily Notional Amount (as hereinafter defined), if any, for each prior Trading Day; and

(iv) The value (which may be positive or negative) by which the sum of the Purchase Price Adjustment pursuant to clause (ii) above and the Daily Rebate Value pursuant to clause (iii) above exceeds the Purchase Price Adjustment pursuant to clause (i) above with respect to each day during the Transaction Term (a “Daily Accrual Value”).

(c) On the Settlement Date the Company shall pay to Merrill Lynch an amount in shares or in cash (by wire transfer or immediately available funds) equal to the Structure Fee (as hereinafter defined). On the third Trading Day immediately following the last day of the Transaction Term (the “Final Settlement Date”), Merrill Lynch shall pay the Final Settlement Value if the Final Settlement Value is negative or the Company shall pay the Final Settlement Value if the Final Settlement Value is positive.

(d) In the event that the Final Settlement Value is positive, prior to the close of business on the Final Settlement Date, the Company shall cause to be delivered, at the Company’s option, either (i) an amount in cash (by wire transfer of immediately available funds) equal to the Final Settlement Value or (ii) the lesser of (I) Final Stock Settlement Shares, the value of which is equal to the Final Settlement Value divided by the Closing Price on the Maturity Date or (II) the Cap Amount. In the event that the Company elects to pay such amount in Final Stock Settlement Shares it shall cause The Depository Trust Company to deliver to an account or accounts at a participant of The Depository Trust Company the Final Stock Settlement Shares, in such denominations and in such names as Merrill Lynch may specify. If a Stock Settlement Deficiency exists, Merrill Lynch will notify the Company within five (5) Trading Days of the determination of such Stock Settlement Deficiency (such date of determination shall in no event be more than ten (10) Trading Days following delivery of the Final Stock Settlement Shares). Within one (1) Trading Day of being notified by Merrill Lynch of the occurrence of a Stock Settlement Deficiency, the Company shall deliver to Merrill Lynch, at the Company’s sole discretion, either (I) an amount in cash (by wire transfer of immediately available funds ) equal to the Stock Settlement Deficiency Amount or (II) shares of Common Stock, the value of which is equal to the Stock Settlement Deficiency Amount (such number of shares being based on bids in the market for Common Stock on the date of the notification by Merrill Lynch to the Company of the Stock Settlement Deficiency). If the Company elects to deliver shares of Common Stock pursuant to the preceding sentence, the Company shall be obligated to deliver shares of Common Stock to Merrill Lynch, upon notification by Merrill Lynch, until such time as Merrill Lynch has received an amount from the sale of such shares equal to the Final Settlement Value or until such time as the Company has delivered the amount of shares which is equal to the Cap Amount; provided that Merrill Lynch will promptly deliver to the Company any shares that are not sold to satisfy the Company’s obligation to pay the Final Settlement Value.

In the event that the Final Settlement Value is negative, Merrill Lynch shall cause such amount to be delivered to the Company prior to the close of business on the Final Settlement Date (it being understood that the volume limitations of Rule 10b-18 as if it applied may delay delivery of shares as provided in subclause (b) below, in which case Merrill Lynch will deliver such amount as promptly as permitted under Rule 10b-18 as if its applied). Merrill Lynch shall satisfy such obligation by delivery to the Company, at the Company’s option, either (a) an amount in cash (by wire transfer of immediately available funds) equal to the Final Settlement Value or (b) a number of shares of Common Stock equal to the quotient obtained by dividing the Final Settlement Value by the aggregate purchase price paid by Merrill Lynch to acquire such shares of Common Stock on the day immediately prior to the Final Settlement Date. The parties understand and agree that the deliveries made pursuant to the preceding sentence shall be irrevocable and shall satisfy in full Merrill Lynch’s obligations under this Section 1.

The Final Stock Settlement Shares and any other shares of Common Stock made as payment by the Company to Merrill Lynch pursuant to this Agreement shall be delivered by the Company in shares of Common Stock the resale of which may be unregistered or registered under the Securities Act. In the event the Company elects to deliver shares pursuant to Section l(d) that are intended to be registered under the Securities Act, no later than five Trading Days prior to any delivery, the Company shall have executed and delivered to Merrill Lynch the Registration Rights Agreement. In the event that shares which are not intended to be registered under the Securities Act are delivered to Merrill Lynch pursuant to Section l(d), Merrill Lynch shall determine the value of such shares by applying a commercially reasonable discount.

Section 2. Anti-dilution Adjustments.

(a) Subdivisions and Combination of Common Stock. In the event that the outstanding shares of the Common Stock shall be subdivided or split (including by means of a stock dividend) into a greater number of shares of Common Stock where the effective date of such subdivision or the record date for such split occurs during the Transaction Term, the Initial Shares and the Daily Share Purchase Amount shall be proportionately increased and the Initial Price shall be deemed to be proportionately decreased. Conversely, in the event that the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock through a combination of shares of Common Stock or a reverse stock split where the effective date of such combination or the record date for such reverse stock split occurs during the Transaction Term, the Initial Shares and the Daily Share Purchase Amount shall be proportionately decreased and the Initial Price shall be proportionately increased. Any adjustment pursuant to this Section 2(a) shall become effective (i) in the case of a subdivision or combination of the Common Stock, on the effective date of such subdivision or combination or (ii) in the case of a stock split or reverse stock split, at the close of business on the record date for such stock split or reverse stock split. Notwithstanding anything to the contrary contained herein, no adjustment shall be made pursuant to this Section 2(a) unless a similar adjustment is required to be made to the number of shares of Common Stock delivered or deliverable to the lender or lenders of Common Stock to Merrill Lynch.

(b) Reclassification, Consolidation, Merger or Sale of Assets. In the event that during the Transaction Term the Company shall enter into any agreement, arrangement or understanding that provides for any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an event specified in Section 2(a)), any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange and pursuant to any of which the Common Stock is converted into the right to receive other securities, cash or other property (each of the foregoing, an “Extraordinary Transaction”) then Merrill Lynch and the Company shall negotiate in good faith to amend this Agreement to give appropriate effect to the Extraordinary Transaction. In the event that the parties are unable to reach an agreement on the earlier of (i) twenty (20) Trading Days prior to the date, if any, that is specified for the consummation of such transaction under the governing legal agreements for such transaction and (ii) twenty (20) Trading Days after the first public disclosure of the contemplated Extraordinary Transaction (the “Early Termination Date”), (I) the Transaction Term shall be deemed to terminate on the fifth

Trading Day after the Early Termination Date, (II) the provisions of Section 3(b)(i) shall be void and of no further force or effect from and after the Early Termination Date and (III) the Final Settlement Date shall be the eighth Trading Day after the Early Termination Date.

(c) Extraordinary Stock Borrow. In the event Merrill Lynch determines that it cannot borrow a sufficient amount of shares of Common Stock equal to the number of Initial Shares less the sum of all Actual Share Purchase Amounts which have been executed up to and including the date of such determination at a commercially reasonable cost of borrow, Merrill Lynch will notify the Company and the Company will within two Trading Days locate and provide to Merrill Lynch a lender of shares of Common Stock, reasonably acceptable to Merrill Lynch, at a commercially reasonable cost of borrow. If the Company does not notify Merrill Lynch of its election pursuant to the immediately preceding sentence (i) Merrill Lynch may then accelerate the repurchases and settlement of the shares of Common Stock notwithstanding the Daily Share Purchase Amount limitations or other limits in this Agreement, or (ii) to the extent Merrill Lynch, in a commercially reasonable manner, cannot accelerate the daily purchases sufficiently without incurring significant costs or Merrill Lynch determines in good faith that accelerating the purchases may result in a violation of federal or state securities laws, Merrill Lynch can require the Company to settle the transaction within three Trading Days by delivering shares of Common Stock to Merrill Lynch equal to the number of Initial Shares less the number of shares of Common Stock purchased by Merrill Lynch as of such date against a payment per share equal to (A) in the case of delivery by the Company of shares of Common Stock registered for resale under the Securities Act, the Closing Price on the Trading Day immediately preceding such date of delivery, or (B) in the case of delivery by the Company of shares of Common Stock not registered for resale under the Securities Act, the price at which Merrill Lynch can sell such shares; and (I) either the Company or Merrill Lynch will pay the Final Settlement Value as provided in Sections l(c) and (d) and (II) the Company will pay to Merrill Lynch the Acceleration Fee. If Merrill Lynch exercises its option pursuant to subclause (i) or (ii) of this Section 2(c), the date of such exercise shall be referred to as the “Extraordinary Borrow Acceleration Date.”

(d) Extraordinary Dividends. In the event that (i) the Company declares an extraordinary dividend, (ii) the Company declares an increase in its regular quarterly dividend under circumstances where the ex-dividend date for its regular quarterly dividend reflecting such increase occurs during the Transaction Term or (iii) a dividend is declared and an ex-dividend date occurs during the Transaction Term (other than an Ex-Date (as hereinafter defined) (the date of each such occurrence a “Trigger Date”) (A) Merrill Lynch may accelerate the repurchases and settlement of the shares of Common Stock on the day immediately following the Trigger Date notwithstanding the Daily Share Purchase Amount limitations or other limits in this Agreement or (B) to the extent Merrill Lynch, in a commercially reasonable manner, cannot accelerate the daily purchases because such acceleration cannot practically make Merrill Lynch whole for additional costs associated with any event described in subclauses (i), (ii) or (iii) above or if Merrill Lynch determines in good faith that accelerating the purchases may result in a violation of federal or state securities laws, Merrill Lynch can require the Company to settle the transaction immediately by delivering shares of Common Stock to Merrill Lynch equal to the number of Initial Shares less the number of shares of Common Stock purchased as of the Trigger Date against a payment per share equal to (1) in the case of delivery by the Company of shares of Common Stock registered for resale under the Securities Act, the Closing Price on the Trading Day immediately preceding such date of delivery, or (2) in the case of delivery by the Company of shares of Common Stock not registered for resale under the Securities Act, the price at which Merrill Lynch can sell such shares, and (I) either the Company or Merrill Lynch will pay the

Final Settlement Value as provided in Sections l(c) and (d), and (II) the Company will pay to Merrill Lynch the Acceleration Fee. If Merrill Lynch exercises its option pursuant to subclauses (A) or (B) of this Section 2(d), the date of such exercise shall be referred to as the “Dividend Acceleration Date.”

(e) Disruption Event. To the extent that Merrill Lynch determines in a commercially reasonable manner that as a result of the occurrence of any event occurring in the market or as a result of limitations provided in this Agreement Merrill Lynch cannot purchase a sufficient amount of shares of Common Stock equal to the number of Initial Shares less the sum of all Actual Share Purchase Amounts which have been executed up to and including the date of such determination (the “Remaining Shares”), Merrill Lynch may require the Company to deliver to Merrill Lynch the Remaining Shares against a payment per share equal to (a) in the case of delivery by the Company of shares of Common Stock registered for resale under the Securities Act, the Closing Price on the Trading Day immediately preceding such date of delivery, or (b) in the case of delivery by the Company of shares of Common Stock not registered for resale under the Securities Act, the price at which Merrill Lynch can sell such shares; provided, that Merrill Lynch will have discretion as to the timing of such sales and will use its reasonable efforts to obtain the best bid price in the private market, and the case of (a) and (b) above, the Company will pay to Merrill Lynch the Acceleration Fee; provided, that if Merrill Lynch ceases purchasing shares of Common Stock pursuant to Section 3.l(b)(iv) in light of internal policies and procedures reasonably adopted by Merrill Lynch, the Company shall not be required to pay the Acceleration Fee. If Merrill Lynch exercises its option pursuant to this Section 2(e), the date of such exercise shall be referred to as the “Disruption Acceleration Date.”

(ii) Merrill Lynch will determine the Final Settlement Value using the Closing Price described above in (i) for the Remaining Shares.

Section 3. Covenants.

(a) The Company covenants and agrees with Merrill Lynch:

(i) during the Transaction Term, neither the Company nor any of its affiliates shall take any action that would cause the purchases by Merrill Lynch pursuant to Section 3(b)(i) of this Agreement not to comply with the provisions of Rule 10b-18 under the Exchange Act as if such provisions applied;

(ii) during the Transaction Term, to promptly notify Merrill Lynch telephonically (which oral communication shall be promptly confirmed by telecopy to Merrill Lynch) that as a result of an acquisition or other business combination transaction or for any other reason, the Company determines that the Company will be engaged in a distribution of shares of Common Stock or other securities for which Common Stock is a reference security for purposes of Rule 102 of Regulation M under the Exchange Act and to promptly notify Merrill Lynch by telecopy of the period commencing on the date that is one (1) business day before the commencement of such distribution and ending on the day on which the Company completes the distribution; and

(iii) (A) within five (5) Trading Days of the date hereof, the Company shall have delivered to Merrill Lynch an opinion of In-house Counsel of the Company dated as of the date of this Agreement as to the matters set forth in Annex B hereto and in form and substance reasonably satisfactory to Merrill Lynch.

(b) Merrill Lynch covenants and agrees with the Company:

(i) subject to clauses (ii), (iii), (iv) and (v) below, to use its best efforts to purchase, or cause to be purchased, on each Trading Day during the Transaction Term commencing on the Trading Day immediately following the Settlement Date, the Daily Share Purchase Amount on the open market at the then market price;

(ii) in connection with bids and purchases pursuant to clause (i) above, Merrill Lynch shall comply, or cause compliance, with the timing and volume provisions of Rule 10b-18(b)(2) and (4) under the Exchange Act as if such provisions applied;

(iii) in connection with bids and purchases pursuant to clause (i) above, Merrill Lynch will effect purchases at a purchase price that does not exceed the highest independent bid or the last independent transaction price, whichever is higher, reported in the consolidated system at the time such purchases are effected (as those terms are defined in Rule l0b-18 under the Exchange Act);

(iv) not to purchase shares of Common Stock on any Trading Day with respect to which Merrill Lynch reasonably determines in good faith that it is reasonably required, in light of legal or regulatory requirements, or related policies and procedures reasonably adopted by Merrill Lynch in light of legal or regulatory requirements, to refrain from purchasing shares of Common Stock on any such Trading Day. Merrill Lynch shall promptly notify the Company upon exercising its rights pursuant to this clause (iv) and shall subsequently promptly notify the Company on the day Merrill Lynch shall resume purchasing shares of Common Stock pursuant to clause (i) above, it being understood that Merrill Lynch shall not be required to indicate to the Company the reason for Merrill Lynch’s exercise of its rights pursuant to this clause (iv) if Merrill Lynch reasonably determines in good faith that disclosing such reason to the Company may result in a violation of federal or state securities laws or is prohibited by Merrill Lynch’s internal conflicts policies and procedures; and

(v) in connection with purchases pursuant to clause (i) above, Merrill Lynch will effect all purchases through its U.S. broker dealer, Merrill Lynch, Pierce, Fenner & Smith Incorporated;

Section 4. Representations and Warranties.

The Company hereby represents and warrants to Merrill Lynch that as of the date hereof and each Trading Day during the Transaction Term:

(a) the Company has all power and authority to execute this Agreement and enter into the Plan and the transactions contemplated hereby;

(b) this Agreement has been duly authorized, validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies);

(c) the Company will have a sufficient number of treasury shares or duly authorized but unissued shares of Common Stock available to deliver the Cap Amount;

(d) the Company is not entering into this Agreement (i) to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or (ii) to facilitate a future distribution of the Common Stock (or any security convertible into or exchangeable for Common Stock) or in connection with a future issuance of securities as part of a plan, in either case with the intention to manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock);

(e) the purchase of the Initial Shares by the Company, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than such defaults which would not impair the ability of the Company to perform its obligations hereunder in all material respects, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or Bylaws of the Company or any statute or any rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

(f) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company is required for the purchase of the Initial Shares by the Company, the compliance by the Company with all the terms of this Agreement, or the consummation by the Company of the transactions contemplated by this Agreement, other than the registration of shares of Common Stock pursuant to the Registration Rights Agreement; and

(g) the Company has made its own independent inquiry as to the legal, tax, credit and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and the Company has not relied on Merrill Lynch, Merrill Lynch’s legal counsel or Merrill Lynch’s accounting advisors for legal, tax, credit or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions. The Company agrees and acknowledges that Merrill Lynch and its affiliates may from time to time, not in the capacity of the Company’s agent but in the ordinary course of their business, execute transactions for their own account or the account of customers and hold and deal in securities or options on securities of the Company (including, without limitation, Common Stock) and that Merrill Lynch and its affiliates may continue to conduct such transactions during the Transaction Term.

Merrill Lynch hereby represents and warrants to the Company that:

(a) Merrill Lynch has all power and authority to execute this Agreement and to consummate the transactions contemplated hereby;

(b) this Agreement has been duly authorized, validly executed and delivered by Merrill Lynch and constitutes a legal, valid and binding agreement of Merrill Lynch, enforceable against Merrill Lynch in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies);

(c) Merrill Lynch has made its own independent inquiry as to the legal, tax, credit and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and Merrill Lynch has not relied on the Company or its legal counsel or accounting advisors for legal, tax, credit or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions; and

(d) Merrill Lynch acknowledges that its rights under this Agreement (other than Section 5) do not directly or indirectly give rise to any rights or claims against the Company as a creditor of the Company.

Section 5. Indemnification.

(i) The Company agrees to indemnify Merrill Lynch and its affiliates and their respective directors, officers, employees, agents and controlling persons (Merrill Lynch and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject (and with respect to which is not duplicative of reimbursements otherwise made pursuant to the terms of this Agreement other than Section 5) under any applicable federal or state law, or otherwise, and related to or arising out of (a) the breach by the Company of any of its representations or warranties contained in this Agreement or the Plan and (b) the breach by the Company of any of its covenants or agreements contained in this Agreement or the Plan, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party except if such claim, action or proceeding is initiated or brought by or on behalf of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted directly from willful misconduct or gross negligence on the part of Merrill Lynch or on the part of any other Indemnified Party.

(ii) If the indemnification provided for in this Agreement is for any reason held unenforceable, the Company agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the same) for which such indemnification is held unenforceable as shall be appropriate to reflect (1) the relative fault of the Company on the one hand and the Indemnified Parties on the other hand in connection with the actions or inactions that have resulted in such losses, claims, damages, liabilities and expenses, (2) the relative benefits received by the Company on the one hand and Merrill Lynch on the other hand from the transactions contemplated by this Agreement and (3) any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, each such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action or inaction. The Company and Merrill Lynch each agree that it would not be just and equitable if contribution pursuant to this subparagraph (ii) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5, Merrill Lynch shall not be required to contribute in excess of the amount equal to the excess of (I) the compensation received by Merrill Lynch pursuant to this Agreement over (II) the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of any such action or inaction.

(iii) The Company agrees that without the prior written consent of Merrill Lynch, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision of this Agreement unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

(v) The provisions of this Section 5 shall survive any termination of this Agreement or completion of the transactions contemplated hereby for three (3) years.

(vi) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof may be made against the Company under this Section 5, notify the Company in writing of the commencement thereof, but the omission so to notify the Company will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Section 5 except to the extent that the Company’s rights are materially prejudiced as a result of such delay. In case such notice of any such action shall be so given, the Company shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of such action, in which event such defense shall be conducted by counsel chosen by the Company and reasonably satisfactory to the Indemnified Party or Indemnified Parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the Company shall elect not to assume the defense of such action, the Company will reimburse such Indemnified Party or Indemnified Parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the Indemnified Parties and the Company and counsel for the Company shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the Indemnifying Parties and the Company, the Indemnified Party or Indemnified parties shall have the right to select separate counsel, satisfactory to the Company (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties who are parties to such action).

Section 6. Certain Definitions.

As used herein the following terms shall have the meanings set forth below:

“Acceleration Fee” shall have the meaning set forth in Annex A hereto.

“Actual Share Purchase Amount” shall mean the actual number of shares of Common Stock purchased by Merrill Lynch pursuant to Section 3(b)(i) of this Agreement on any given Trading Day.

“Actual Share Purchase Value” shall mean, on any given Trading Day, the product of the Actual Share Purchase Amount and the corresponding Settlement Price.

“Aggregate Actual Share Purchase Value” shall mean the amount equal to the aggregate value of all Actual Share Purchase Values, as calculated during the Transaction Term.

“Aggregate Commissions” shall have the meaning set forth in Annex A hereto.

“Aggregate Purchase Price” shall have the meaning set forth in Annex A hereto.

“Aggregate Purchase Price Adjustment Value” shall mean the sum (which may be positive, if Merrill Lynch owes the Company value, or negative, if the Company owes Merrill Lynch value) of all Daily Accrual Values for each Trading Day during the Transaction Term.

“Applicable Adjustment Rate” shall mean, for any given Trading Day, an interest rate equal to the Daily Federal Funds Rate.

“Calculation Agent” shall mean Merrill Lynch International.

“Cap Amount” shall have the meaning set forth in Annex A hereto.

“Closing Price” on any day shall mean the last reported sales price regular way of the Common Stock on such day or, in case no such sales price is reported on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in each case on the NYSE, or if not then traded on the NYSE, the principal securities exchange or quotation system on which the Common Stock is then listed or admitted to trading, or if not then listed or admitted to trading on a securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotations Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected by the Calculation Agent.

“Daily Effective Rate” shall mean the federal funds target rate as of the Settlement Date annualized on a daily basis less the Spread.

“Daily Notional Amount” shall mean an amount determined by the Calculation Agent equal to the product of (i) the Initial Price and (ii) the amount by which the Initial Shares exceeds the sum of all Actual Share Purchase Amounts which have been executed up to and including the Trading Day preceding the applicable Trading Day.

“Daily Rebate Value” shall mean an amount determined by the Calculation Agent equal to the product of (i) the Daily Effective Rate, (ii) 1/360 and (ii) each corresponding Daily Notional Amount.

“Daily Share Purchase Amount” shall have the meaning set forth in Annex A hereto.

“Daily Share Purchase Value” shall mean the product of the Actual Share Purchase Amount and the Initial Price.

“Deficit Daily Value” shall mean, on any given Trading Day, if the Settlement Price is less than the Initial Price, the positive value by which the Daily Share Purchase Value exceeds the Actual Share Purchase Value, but in no event less than zero.

“Ex-Date” shall have the meaning set forth in Annex A hereto.

“Excess Daily Value” shall mean, on any given Trading Day, if the Settlement Price is greater than the Initial Price, the positive value by which the Actual Share Purchase Value exceeds the Daily Share Purchase Value, but in no event less than zero.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Final Settlement Value” shall mean (i) the Aggregate Actual Share Purchase Value minus (ii) the Aggregate Purchase Price minus (iii) the Aggregate Purchase Price Adjustment Value.

“Final Stock Settlement Shares” shall mean a number of shares of Common Stock determined by the Calculation Agent (rounded up or down to the nearest whole number) equal to the number of shares of Common Stock that the Company would be required to deliver to Merrill Lynch to satisfy its obligations to Merrill Lynch pursuant to Section I, based on bids in the market for such number of shares of Common Stock as of the Maturity Date.

“Initial Price” shall mean the closing price of the Common Stock on the Execution Date as agreed to by the parties.

“Maturity Date” shall mean the earlier of (A) the date on which the total number of shares of Common Stock purchased by Merrill Lynch pursuant to and for purposes of satisfying Merrill Lynch’s obligation under Section 3(b)(i) of this Agreement (including for purposes of determining the Final Settlement Value) is equal to or greater than the Initial Shares, provided, that such date may not be after November 8,2005, (B) an Extraordinary Borrow Acceleration Date (C) a Dividend Acceleration Date and (D) a Disruption Acceleration Date.

“NYSE” shall mean the New York Stock Exchange, Inc.

“Purchase Price Adjustment” shall mean adjustment amounts accrued on the Excess Daily Value or Deficit Daily Value, as applicable, and excluding the Trading Day on which such Excess Daily Value or Deficit Daily Value, as applicable, arises up from the first business day immediately succeeding the Execution Date to and including the Final Settlement Date at the Applicable Adjustment Rate for such Trading Day.

“Registration Rights Agreement” shall mean the Registration Rights Agreement, substantially in the form of Annex C attached hereto and with such changes to which the parties in good faith may mutually agree.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Settlement Price” shall mean, on any given Trading Day, the weighted average market price per share paid by Merrill Lynch to purchase the Actual Share Purchase Amount.

“Spread” shall have the meaning set forth in Annex A hereto.

“Stock Settlement Deficiency” shall mean the occurrence each date, if any, on which the amount received by Merrill Lynch from the sale of the Final Stock Settlement Shares, plus any other shares of Common Stock delivered by the Company to Merrill Lynch pursuant to Section l(d), is less than the Final Settlement Value.

“Stock Settlement Deficiency Amount” shall mean the amount by which the amount received by Merrill Lynch from the sale of the Final Stock Settlement Shares, plus any other shares of Common Stock delivered by the Company to Merrill Lynch pursuant to Section l(d), is less than the Final Settlement Value.

“Structure Fee” shall have the meaning set forth in Annex A hereto.

“Trading Day” shall mean any day on which the Common Stock is traded on the NYSE, or, if not then traded on the NYSE, the principal securities exchange or quotation system on which such securities are then traded or, if not then traded on a securities exchange or quotation system, in the over-the-counter market.

“Transaction Term” shall mean the period commencing on the Settlement Date and terminating on, and including, the Maturity Date.

Section 7. Miscellaneous.

(a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and obligations set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(b) Assignment. Neither the rights under this Agreement nor the obligations created by this Agreement shall be assignable or delegable, in whole or in part, by either party herein without the prior written consent of the other, and any attempt to assign or delegate any rights or obligations arising under this Agreement without such consent shall be void.

(c) Waivers, etc. No failure or delay on the part of either party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by either party therefrom shall in any event be effective unless the same shall be in writing, and, in the case of a waiver or consent, shall be effective only in the specific instance and for the purpose for which given.

(d) Beneficiaries. This Agreement shall be binding upon, and inure solely to the benefit of, the Company and Merrill Lynch and no other person shall acquire any rights hereunder. Without limiting the generality of the foregoing, Merrill Lynch’s obligations under Section 3(b)(i) are solely for the benefit of the Company and not the holders of any of the Company’s securities.

(e) Changes of Law. If, due to any change in applicable law or regulations or the interpretation thereof by any court of law or other body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated hereby shall become impracticable or impossible, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

(f) Confidentiality. Subject (i) to any contrary requirement of law or applicable regulator, (ii) to the right of each party to enforce its rights hereunder in any legal action and (iii) in the case of the Company, to the determination by its counsel that disclosure is appropriate or necessary, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential the terms of this Agreement and any information of or concerning the other party which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement. Merrill Lynch hereby consents to the issuance of a press release by the Company announcing its entry into this

Agreement and the filing with the Commission of such information relating thereto as required under the Exchange Act, upon advice of counsel.

(g) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of the Company’s counsel and accountants and other experts. Merrill Lynch will pay its own expenses incident to the performance of its obligations under this Agreement.

(h) Headings. Descriptive headings herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(i) Counterparts. This Agreement may be executed by the parties hereto in counterparts, and each such executed counterpart shall be, and shall be deemed to be, an original instrument and all such counterparts, taken together, shall constitute one and the same instrument.

(j) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served if in writing and delivered personally, by telegram, by telecopy or sent by overnight courier, postage prepaid:

if to Merrill Lynch:

4 Vesey Street, 17th Floor

New York, New York 10080

Attention: Brian Carroll

Telecopy No.: (917) 778-0835

+issgelpnydocumentation@exchange.ml.com

and, in connection with any notices

pursuant to Section 3(a)(ii) by

telephone and telecopy or e-mail to:

Merrill Lynch & Co.

North Tower

World Financial Center

New York, New York 10281

Attention: Charles Plohn

Telephone No.: (212) 449-4577

Telecopy No.: (212) 449-0355

with a copy to:

William R. Massey, Esq.

Sidley Austin Brown & Wood LLP

787 Seventh Avenue

New York, New York 10019

if to the Company:

Duke Energy Corporation

526 South Church Street

Charlotte, NC 28202-1803

Attention: Myron L. Caldwell

Telephone No.: (704) 382-7066

Telecopy No.: (704) 382-7363

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telegram or telecopy shall be deemed delivered when evidence of the transmission is received by the sender and shall be confirmed in writing by overnight courier, postage prepaid. Notice given by overnight courier as set out above shall be deemed delivered the business day after the date the same is mailed.

(k) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to conflict of law principles.

If the foregoing is in accordance with our understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding Agreement between the Company and you.

Very truly yours,

DUKE ENERGY CORPORATION

By

Name:

Title:

Accepted as of the date

first written above.

MERRILL LYNCH INTERNATIONAL

By

Name:

Title:

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